10.7
GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 28, 2020, is made by THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), and TDG OPERATIONS, LLC, a Georgia limited liability company (“TDG” and, together with Dixie, collectively, “Borrower”) (Borrower is sometimes collectively referred to herein as “Grantors” and each individually as a “Grantor”), in favor of FIFTH THIRD BANK, NATIONAL ASSOCIATION, as agent (in such capacity, “Agent”) for the lenders (“Lenders”) from time to time party to the Credit Agreement (as defined below).
RECITALS
A.Pursuant to that certain Credit Agreement of even date herewith by and among Grantors, the other Loan Parties from time to time party thereto, Agent and Lenders (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Lenders have agreed to extend certain financial accommodations to or for the direct or indirect benefit of Grantors.
B.In order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Revolving Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, (i) each Grantor has agreed to grant a continuing Lien on the Collateral (as defined below) to secure the Obligations and (ii) each Grantor (other than Borrower) (each, a “Guarantor” and collectively, the “Guarantors”) has agreed to guaranty the Guarantied Obligations.
C.Each Guarantor is an Affiliate or a Subsidiary of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by Lenders. These recitals shall be construed as part of this Security Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Agent agree as follows:
1.DEFINED TERMS. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Appendix A to the Credit Agreement shall be applied herein as defined or established therein. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, shall have the meanings provided for by the Code to the extent the same are used or defined therein.
In addition to those terms defined elsewhere in this Security Agreement, as used in this Security Agreement, the following terms shall have the following meanings:

“Acquisition Document Undertakings” means any and all representations, warranties, covenants and indemnification agreements and other agreements made to or for the benefit of any Grantor pursuant to any and all Acquisition Documents, including without limitation any escrow agreement entered into by any Grantor in connection therewith.
“Acquisition Documents” means the agreements, instruments and documents evidencing, or entered into in connection with, an Acquisition (including a Permitted Acquisition) by a Grantor.
“Excluded Property” has the meaning ascribed to it in the Credit Agreement.
“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.
“Issuers” means the collective reference to each issuer of any Investment Property.
“Guarantied Obligations” means all of the Obligations (including any Obligations due and owing with respect to Bank Products) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Event, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Event), fees (including the fees provided for in the Fee Letter), expenses (including any fees or expenses that accrue after the commencement of an Insolvency Event, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Event), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent, any Lender, or any provider of Bank Products (or any of them) in enforcing any rights under the any of the Loan Documents. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by Borrower to Agent, or any Lender Party but for the fact that such amounts are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Event or similar proceeding involving Borrower or any Guarantor; provided that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall exclude any Excluded Swap Obligation.
“Lender Parties” means, collectively, each Lender, each provider of Bank Products and each provider of Rate Contracts.
“Pledged Notes” means all promissory notes listed on Schedule IV, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an

“eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Securities Act” means the Securities Act of 1933, as amended.
2.GUARANTY.
(a)Guaranty. In recognition of the direct and indirect benefits to be received by each Guarantor from the proceeds of the Revolving Loans, the issuance of the Letters of Credit, and the entering into of the Bank Products and by virtue of the financial accommodations to be made to Borrower, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations. If any or all of the Obligations constituting Guarantied Obligations becomes due and payable, each Guarantor, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of Lender Parties, together with any and all expenses that may be incurred by Agent or any Lender Party in demanding, enforcing, or collecting any of the Guarantied Obligations (including the enforcement of any Collateral for such Guarantied Obligations or any Collateral for the obligations of the Guarantors under this Guaranty). If claim is ever made upon Agent, any Lender Party for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guarantied Obligations and any of Agent or any Lender Party repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrower or any Guarantor), then and in each such event, each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Guarantor, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Grantor, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
(b)Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guarantied Obligations to Agent, for the benefit of Lender Parties, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Sections 9.1(h) or 9.1(i) of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of Lender Parties, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.
(c)Liability Absolute. The liability of each Guarantor hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guarantied Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent or any Lender Party on account of the Obligations which Agent or such Lender Party repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (iv) any action or inaction by Agent or any Lender Party, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor.
(d)Continued Effect. This Guaranty includes all present and future Guarantied Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent or any Lender Party in existence on the date of such revocation, (iv) no payment by any Guarantor, Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Agent (for the benefit of Lender Parties) and its successors, transferees, or assigns.
(e)Guaranty of Payment. The guaranty by each Guarantor hereunder is a guaranty of payment and not of collection. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each Guarantor.

(f)Actions by Agent, etc. Each Guarantor authorizes Agent and Lender Parties, without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:
(i)change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Obligations as so changed, extended, renewed, or altered;
(ii)take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guarantied Obligations (including any of the obligations of all or any Guarantor under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;
(iii)exercise or refrain from exercising any rights against any Grantor;
(iv)release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;
(v)settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;
(vi)apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent or any Lender Party regardless of what liability or liabilities of such Grantor remain unpaid;
(vii)consent to or waive any breach of, or any act, omission, or default under, this Security Agreement, any other Loan Document, any agreement in respect of Bank Products, any Rate Contract or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Security Agreement, any other Loan Document, any agreement in respect of Bank Products, any Rate Contract or any of such other instruments or agreements; or
(viii)take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one Guarantor from all or part of its liabilities under this Guaranty.
(g)Capacity. It is not necessary for Agent or any Lender Party to inquire into the capacity or powers of any Guarantor or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder.

(h)Waiver of Certain Defenses. Each Guarantor jointly and severally guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender Party with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:
(i)any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(ii)any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantied Obligations resulting from the extension of additional credit;
(iii)any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;
(iv)the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent or any Lender Party;
(v)any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor;
(vi)any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender Party including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;
(vii)any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor; or
(viii)any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.

(i)General Waivers.
(i)Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent or any Lender Party to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any Collateral or other collateral for the Obligations, or (iv) pursue any other remedy in Agent’s any Lender Party’s power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guarantied Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Requisite Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent or any Lender Party may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guarantied Obligations have been paid.
(ii)Each Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations. Each Guarantor waives notice of any (Default or Event of Default under any of the Loan Documents. Each Guarantor assumes all responsibility for being and keeping itself informed of each Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that neither Agent nor any Lender Party shall have any duty to advise any Guarantor of information known to them regarding such circumstances or risks.
(iii)To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against Agent or any Lender Party any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against Borrower or any other party liable to Agent or any Lender Party; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender Party including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.
(iv)No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any Lender Party against any Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Revolving Loan Commitments have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of Lender Parties, and shall forthwith be paid to Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the “Foreclosed Grantor”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Pledged Equity of such Foreclosed Grantor whether pursuant to this Security Agreement or otherwise
(v)Each Guarantor represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.
(j)Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to guaranty and otherwise honor all Obligations in respect of Swap Obligations. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations. Each Qualified ECP Guarantor intends that this Section 2(j) constitute, and this Section 2(j) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(k)Maximum Liability. Notwithstanding any other provision of this Section 2, the amount guaranteed by each Guarantor hereunder shall be limited to a maximum amount as would not, after giving effect to such maximum amount, render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or comparable Laws. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Section 2, any other agreement or applicable law shall be taken into account. Subject to the restrictions, limitations and other terms of this Security Agreement (including Section 2(i)(iv)), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.
3.GRANT OF LIEN.
(a)Grant. To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants to Agent, for the benefit of Agent and Lender Parties, a Lien upon and security interest in all of its right, title and interest in, to and under the following personal property of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade names, styles or derivations thereof), and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Contracts;
(iv)all Deposit Accounts, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all funds on deposit therein;
(v)all Documents;
(vi)all Goods (excluding Machinery, Equipment, and Fixtures);
(vii)all Instruments;
(viii)all Letter of Credit Rights;
(ix)all money, cash or cash equivalents;
(x)all Supporting Obligations;

(xi)all Commercial Tort Claims;
(xii)all business interruption insurance proceeds; and
(xiii)to the extent not otherwise included in the foregoing, all Proceeds, products, tort claims, insurance claims and other rights to payment and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.
Notwithstanding anything contained in this Security Agreement to the contrary, the term “Collateral” shall not include the Excluded Property.
(b)Setoff. In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders Parties, a right of setoff against the property of such Grantor held by Agent or any Lender Party, including all property described above in Section 3(a) now or hereafter in the possession or custody of, or in transit to, Agent or any Lender, for any purpose (including safekeeping, collection or pledge), for the account of such Grantor, or as to which such Grantor may have any right or power.
4.AGENT’S AND LENDERS’ RIGHTS; LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.
(a)No Liability Under Contracts. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under any and all Contracts or License to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender Party shall have any obligation or liability under any such Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender Party of any payment relating to any such Contract or License pursuant hereto. Neither Agent nor any Lender Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any such Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
(b)Notifying Account Debtors. Agent may, at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Grantor, notify Account Debtors obligated under Accounts of any Grantor and other Persons obligated on Collateral that Agent has a Lien thereon and that payments thereunder shall be made directly to Agent, for the benefit of Agent and Lender Parties. Furthermore, if Agent determines in the exercise of its good faith credit judgment that Account Debtor’s contra accounts or set off rights may cause Borrowing Availability to be less than zero, Agent may notify Account Debtors that Agent has a Lien thereon, and that payments shall be made directly to Agent, for the benefit of Agent and Lenders. Upon the request of Agent after an Event of Default shall have occurred and be continuing, each Grantor shall so notify any such Account Debtor or other Persons obligated on the Collateral, and once any such notice has been given by any Grantor, no Grantor shall give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.
(c)Verification; Information. Agent may, at any time, in Agent’s own name, in the name of a nominee of Agent, in the name of any Grantor or in the name of a nominee of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with Account Debtors obligated under Accounts of such Grantor and other Persons obligated on Collateral to verify with such Persons, to Agent’s satisfaction, the existence, amount and terms of, and any other matter relating to, any such Accounts or other Collateral. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.
(d)Payments Held in Trust. If, notwithstanding the giving of any notice hereunder directing that payments be made directly to Agent, any Account Debtor of any Grantor or any other Person obligated on Collateral shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for Agent, for the benefit of Agent and Lender Parties, without commingling the same with other funds or property of, or held by, such Grantor and shall deliver the same to Agent in the manner set forth in Annex B to the Credit Agreement, in the identical form received, together with any necessary endorsements.
(e)Other Rights. Agent may, at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Grantor and without demand or other process, and without payment of any rent or any other charge, (i) enter the premises of any Grantor and, without breach of the peace, until Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any Grantor’s Equipment for the purpose of collecting or realizing upon any of the Collateral and (ii) exercise any and all of its rights under any and all of the Collateral Documents.
5.REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:
(a)Rights in the Collateral. Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and such Collateral is free and clear of any and all Liens other than Permitted Encumbrances.
(b)Filings. As of the Closing Date, no effective security agreement, financing statement, equivalent security or Lien instrument, continuation statement, or financing statement amendment or assignment covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, or (ii) in connection with any other Permitted Encumbrance.
(c)Liens. This Security Agreement is effective to create a valid and continuing Lien upon the Collateral. Upon filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, Agent, for the benefit of Agent and Lenders, shall have a perfected Lien on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code, which Lien (i) shall be prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent, for the benefit of Agent and Lender Parties, as a matter of law, and (ii) is enforceable as such as against any and all creditors of, and purchasers from, such Grantor (other than purchasers and lessees of Inventory in the ordinary course of business). All action by such Grantor necessary or desirable to perfect by filing such Lien on each item of the Collateral has been duly taken.
(d)Instruments, Letter of Credit Rights and Chattel Paper. As of the Closing Date, Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by such Grantor necessary or desirable to protect and perfect the Lien in favor of Agent on each item of Collateral set forth in Schedule II (including the delivery of all originals thereof to Agent and the legending of all such Chattel Paper for amounts over $100,000 as required by Section 6(b) hereof) has been duly taken. The Lien in favor of Agent, for the benefit of Agent and Lender Parties, on the Collateral listed in Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from such Grantor.
(e)Grantor Information; Locations of Collateral and Records. As of the Closing Date, each Grantor’s name as it appears in official filings in its jurisdiction of organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s jurisdiction of organization or a statement that no such number has been issued, each Grantor’s jurisdiction of organization, the location of each Grantor’s chief executive office, principal place of business, corporate or other offices, all warehouses and premises where tangible Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth in Schedule III hereto. Each Grantor has only one jurisdiction of organization.
(f)Accounts. With respect to any Account of such Grantor, except as specifically disclosed in the most recent Collateral Report delivered to Agent: (i) such Account represents a bona fide sale of Inventory or rendering of services to the applicable Account Debtor in the ordinary course of such Grantor’s business and is not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has made no agreement with the applicable Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of such Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) such Grantor has received no notice of proceedings or actions that are threatened or pending against the applicable Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due. In addition, with respect to any Account of any Grantor: (A) the amounts reflected on all records, invoices, statements and Collateral Reports that may be delivered to Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (B) no payments have been or shall be made thereon except payments made in accordance with the requirements of Annex B to the Credit Agreement; and (C) to such Grantor’s knowledge, the applicable Account Debtor has the capacity to contract.
(g)Inventory. With respect to any Inventory of such Grantor, except as specifically disclosed in the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement: (i) such Inventory is located at one of such Grantor’s locations set forth in Schedule III hereto (as such Schedule III may be modified and updated from time to time by written notice to Agent), except for inventory which, in the ordinary course of business, is in transit either (x) from a supplier to such Grantor, (y) between the locations specified in Schedule III, or (z) to customers of such Grantor; (ii) such Inventory is not now stored, nor shall at any time or times hereafter be stored, at any leased location without Agent’s prior written consent, and if Agent provides such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, a landlord agreement in form and substance reasonably satisfactory to Agent in place with respect to such location; (iii) such Inventory is not now stored, nor shall at any time or times hereafter be stored, with a bailee or warehousemen without, to the extent required by the Credit Agreement, a bailee letter delivered to Agent in form and substance reasonably satisfactory to Agent; (iv) such Inventory is not now located, nor shall at any time or times hereafter be located, at a location subject to a mortgage in favor of a lender other than Agent without, to the extent required by the Credit Agreement, a mortgagee waiver delivered to Agent in form and substance reasonably satisfactory to Agent; (v) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the Lien granted to Agent hereunder, for the benefit of Agent and Lenders, and except for Permitted Encumbrances; (vi) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory constitutes Eligible Inventory of good and merchantable quality; (vii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition of such Inventory or the payment of any monies to any third party upon such sale or other disposition; and (viii) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any Contract or agreement to which such Grantor is a party or to which such Inventory is subject.
(h)Survival. The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Security Agreement.
6.COVENANTS. Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:
(a)Further Assurances; Pledge of Instruments; Chattel Paper.
(i)At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the Liens, granted hereunder and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document.
(ii)Unless Agent shall otherwise consent in writing (which consent may be revoked by Agent at any time in its sole discretion), such Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper, Letter of Credit Rights and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer, as applicable, executed in blank) promptly after such Grantor receives the same.
(iii)If any Grantor is or becomes the beneficiary of a letter of credit, then such Grantor shall promptly, and in any event within two Business Days after becoming such a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer or confirmation bank with respect all to Letter of Credit Rights in connection with such letter of credit, assigning such Letter of Credit Rights to Agent and directing all payments thereunder to the Collection Account or another bank account designated by Agent, which tri-party agreement shall be in form and substance reasonably satisfactory to Agent.
(iv)Such Grantor shall take all steps necessary to grant Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
(v)Such Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any jurisdiction with respect to the Lien created hereby any initial financing statement and any amendment thereto that (A) describes the Collateral, and (B) contains any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization of such Grantor and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to Agent promptly upon Agent’s request therefor. Each Grantor also ratifies its authorization for Agent to have filed in any jurisdiction with respect to the Lien created hereby any initial statement or amendment thereto if filed prior to the date hereof.
(vi)Such Grantor shall promptly, and in any event within two Business Days after such Grantor becomes aware of its acquisition of any Commercial Tort Claim, notify Agent of such claim acquired by it and unless otherwise consented to by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien on such claim.
(b)Maintenance of Books and Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of each item of Collateral to which it purports to grant a Lien hereunder, including a record of any and all payments received and any and all credits granted with respect to each such item of Collateral and all other dealings with respect to each such item of Collateral. Such Grantor shall mark its books and records pertaining to each such item of Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments for an amount in excess of $100,000, with Agent’s consent, such Chattel Paper or Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Lien of Fifth Third Bank, National Association, as Agent, for the benefit of Agent and certain Lenders.”
(c)Acquisition Document Undertakings.
(i)Such Grantor shall keep Agent informed of all circumstances bearing upon any claim under or with respect to the Acquisition Documents and the Acquisition Document Undertakings and such Grantor shall not, without the prior written consent of Agent, (i) waive any of its rights or remedies under any Acquisition Document with respect to any of the Acquisition Document Undertakings, (ii) settle, compromise or offset any amount payable by the sellers to such Grantor under any Acquisition Document or (iii) amend or otherwise modify any Acquisition Document in any manner which is materially adverse to the interests of Agent or any Lender.
(ii)Such Grantor shall perform and observe in all respects all of the terms and conditions of each Acquisition Document to be performed by it, maintain each Acquisition Document in full force and effect (other than termination in accordance with its terms), enforce each Acquisition Document in accordance with its terms, and take all such action to such end as may from time to time be reasonably requested by Agent.
(iii)Anything herein to the contrary notwithstanding, (i) such Grantor shall remain liable under each applicable Acquisition Document to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release such Grantor from any of its duties or obligations under any Acquisition Document and (iii) neither Agent nor any other Lender shall have any obligation or liability under any Acquisition Document by reason of this Security Agreement, nor shall Agent or any other Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(d)Locations. Such Grantor shall give Agent at least twenty (20) days prior written notice of any (a) intention to relocate the tangible Collateral (other than if such Collateral is Collateral in transit, out for repair or servicing, in the possession of employees, or intangible Collateral) or any of the records relating to the Collateral from the locations listed on Schedule III attached to this Security Agreement, and (b) intention to acquire any new location where records of such Grantor with respect to the Collateral are located or any tangible Collateral is located, and shall submit to Agent an updated Schedule III to reflect such additional new locations (provided such Grantor’s failure to do so shall not impair Agent’s Lien thereon). Any additional filings or re-filings reasonably requested by Agent as a result of any such relocation in order to maintain the Agent’s Lien on the Collateral shall be at the Grantors’ joint and several expense.
(e)Indemnification. In any suit, proceeding or action brought by Agent or any Lender Party relating to any Collateral for any sum owing with respect thereto (to the extent Agent or such Lender Party is entitled to bring such suit, proceedings or action pursuant to the terms hereof or under applicable law) or to enforce any rights or claims with respect thereto, each Grantor shall save, indemnify and hold Agent and Lender Parties harmless from and against all expenses (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Person obligated on the Collateral, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors by such Grantor, except in the case of Agent or any Lender Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or any Lender Party as finally determined by a court of competent jurisdiction. All such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Agent or any Lender Party.
(f)Compliance with Terms of Accounts and Agreements. Such Grantor shall perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral, except where such non-performance or non-compliance could not reasonably be expected to result in a Material Adverse Effect.
(g)Limitation on Liens on Collateral. Such Grantor shall not create, incur, assume or permit to exist, and such Grantor shall defend the Collateral against, and take such other action as is necessary to remove, any Lien upon the Collateral except Permitted Encumbrances, and shall defend the right, title and interest of Agent and Lender Parties in and to such Grantor’s rights under the Collateral against the claims and demands of all Persons.

(h)Limitations on Disposition. Such Grantor shall not sell, lease, license, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.
(i)Further Identification of Collateral. Such Grantor shall, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.
(j)Notices. Such Grantor shall advise Agent promptly, in detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event that would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.
(k)Good Standing Certificates. Not more often than once during each fiscal year, upon the written request of Agent, each Grantor shall provide to Agent a certificate of good standing from its jurisdiction of organization.
(l)No Reorganization. Without limiting the prohibitions on mergers involving Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is organized as of the Closing Date without the prior written consent of Agent.
(m)Terminations; Amendments Not Authorized. Each Grantor acknowledges and agrees that it will not file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
(n)Authorized Terminations. Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with 11.9 of the Credit Agreement.
7.AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT. Each Grantor hereby irrevocably constitutes and appoints Agent (and all officers, employees or agent designated by Agent), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Agent’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and Instruments that may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, such Grantor hereby grants to Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, and at any time, to do the following, subject to any limitation expressly provided for in the Credit Agreement or any other Loan Document: (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other Instruments for the payment of moneys due, and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the Collateral; (b) effect any repairs to any of the Collateral, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any Taxes or Liens (other than Liens permitted under this Security Agreement or the Credit Agreement) levied or placed on or threatened against such Grantor or the Collateral; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Agent believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Agent, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of the Collateral; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Agent at any time and from time to time, promptly upon Agent’s request, the following reports: (i) a reconciliation of all of its Accounts, (ii) an aging of all such Accounts; (iii) trial balances; (iv) test verifications of such Accounts as Agent may request; and (v) the results of each physical verification of its Inventory; (h) communicate in its own name with any Account Debtors of such Grantor, parties to any Contracts of such Grantor or other obligors of such Grantor in respect of Instruments or Chattel Paper of such Grantor with regard to the assignment of the right, title and interest of such Grantor in, to and under such Accounts, Contracts, Instruments, Chattel Paper, General Intangibles and other matters relating thereto; (i) file such financing statements with respect to the Security Agreement, with or without such Grantor’s signature, or file a photocopy of this Security Agreement in substitution for a financing statement, as Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements that may require such Grantor’s signature; (j) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Agent were the absolute owner of the Collateral for all purposes; and (k) do, at Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Agent’s Liens thereon, all as fully and effectively as such Grantor might do. Each Grantor hereby ratifies, to the extent permitted by law, all that said Agent shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent pursuant to this Section 7, for the benefit of Agent and Lenders, are solely to protect Agent’s Liens upon and interests in the Collateral (for the benefit of Agent and Lenders) and shall not impose any duty upon Agent or any Lender to exercise any such powers except as otherwise expressly provided for therein. Agent agrees that (a) except for the powers granted in clause (i)

above, it shall not exercise any power or authority granted pursuant to this Section 7 unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of any of the Collateral pursuant to the powers of attorney granted herein; provided, that, except as set forth in Section 10, neither Agent nor any Lender shall have any duty as to any Collateral except as otherwise expressly required under applicable law, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
8.REMEDIES; RIGHTS UPON DEFAULT.
(a)Remedies Generally. If any Event of Default shall have occurred and be continuing:
(i)In addition to all other rights and remedies granted to it under this Security Agreement, the, Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified in clause (ii) below of the time and place of any public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may immediately enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and an opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may sell, lease, license, assign, give an option or options to purchase, sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, or at any exchange, at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase, for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such sales at such time or times as Agent deems necessary or advisable.

(ii)Each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent as convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), without, except as may be required by applicable state laws, prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. Each Grantor waives, to the maximum extent permitted by applicable law, all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that 10 days’ prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. To the extent not prohibited by law, Grantors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.
(b)Waivers. Except as otherwise specifically provided herein, each Grantor hereby waives (to the maximum extent permitted by applicable law) presentment, demand, protest or any notice of any kind in connection with this Security Agreement or any Collateral.
(c)Commercial Reasonableness. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c). Without limiting the generality of the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8(c).
(d)Waiver of Certain Defenses. To the extent not prohibited by law, neither Agent nor any Lender Party shall be required to make any demand upon, or pursue or exhaust any of its respective rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its respective rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Agent nor any Lender Party shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its respective rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing that, but for this provision, might be applicable to the sale of any Collateral made pursuant to the judgment, order or decree of any court, or privately pursuant to the power of sale conferred by this Security Agreement, or otherwise.
9.GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. Solely for the purpose of enabling Agent to exercise its rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time or times as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lender Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
10.LIMITATION ON AGENT’S AND LENDERS’ DUTIES IN RESPECT OF COLLATERAL. Each of Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
11.REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
12.NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
13.SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.
14.NO WAIVER; CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Agent would otherwise have on any future occasion. No failure by Agent or any Lender to exercise, nor any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and each Grantor.
15.LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of Law that may be controlling and to be limited to the extent necessary so that they do not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.
16.TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 11 hereof, this Security Agreement shall terminate upon the Termination Date.
17.SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any Instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or Instrument evidencing any of the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lender Parties, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.
18.COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid. Delivery of an executed signature page of this Security Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
19.GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO (WITHOUT REGARD TO THE PRINCIPLES THEREOF

REGARDING CONFLICT OF LAWS), AND ANY APPLICABLE LAWS OF THE UNITED STATES. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN HAMILTON COUNTY, STATE OF OHIO, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF HAMILTON COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ITS SIGNATURE PAGE TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GRANTOR’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.
20.WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. Section 12.12 of the Credit Agreement is incorporated herein by reference mutatis mutandis.
21.SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
22.NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23.ADVICE OF COUNSEL. Each of the parties hereto represents to each other party hereto that it has discussed this Security Agreement (and, specifically, the provisions of Sections 19 and 20) with its counsel.
24.BENEFIT OF LENDER PARTIES. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lender Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

“Grantors” THE DIXIE GROUP, INC. By: Name: Title: TDG OPERATIONS, LLC By: Name: Title:

“Agent” FIFTH THIRD BANK, NATIONAL ASSOCIATION By: Name: Title: